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                                                                    EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                                                 Percent       Percent
                                                 Direct       Indirect
                                                Ownership     Ownership      Jurisdiction
                                              -------------  -----------  ----------------
Albany International Pty.,Ltd...............          100                       Australia

Nomafa Austria..............................                        100         Austria

Albany International Feltros e Telas
  Industriais Ltda..........................          100                       Brazil

Albany International Canada Inc.............          100                       Canada

Albany International (China) Co., Ltd.......          100                       China

Albany Fennofelt Oy AB......................                        100         Finland

Albany International Holding S.A............          100                       France
Albany International S.A....................                        100         France
Martel Catala S.A...........................                        100         France
Toiles Franck S.A...........................                        100         France
Nomafa S.A.R.L..............................                        100         France
T.I.S. S.A..................................                        100         France

Schieffer Tor-und Schutzsysteme GmbH........                        100         Germany
Nordiskafilt Maschinenbespannung GmbH.......                        100         Germany
Albany International GmbH Goppingen.........                        100         Germany
Nomafa GmbH.................................                        100         Germany

Nomafa B.V..................................                        100         Netherlands
Albany International B.V....................          100                       Netherlands

Nordiskafilt Kabushiki Kaisha...............                        100         Japan

Albany International S.A. de C.V............          100                       Mexico
Martel Wire, S.A. de C.V....................                        100         Mexico
Telas Industriales de Mexico, S.A. de
  C.V.......................................          100                       Mexico
Albany International Industrial Fabrics &
  Filters, S.A.de C.V.......................          100                       Mexico

Albany Nordiskafilt AS......................                        100         Norway

Albany International Korea, Inc.............          100                       South Korea
Albany International Korea, Inc.............                        100         South Korea

Albany Nordiska S.A.........................                        100         Spain

Albany Nordiskafilt AB......................          100                       Sweden
Nordiska Maskinfilt Aktiebolag..............                        100         Sweden
Nordiskafilt Aktiebolag.....................                        100         Sweden
Dewa Consulting AB..........................                        100         Sweden
Nomafa Aktiebolag...........................          100                       Sweden
Albany Wallbergs AB.........................          100                       Sweden

Nordiska Industrie Produkte AG..............          100                       Switzerland
Albany International AG.....................                        100         Switzerland

Albany International Ltd....................          100                       United Kingdom

Albany International Research Co............          100                       United States
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